                                                                     EXHIBIT 1.1
                                 $5,000,000,000
                                  U.S. Bancorp
                            (a Delaware corporation)

                      Medium Term Notes, Series N (Senior)
                   Medium Term Notes, Series O (Subordinated)


                             DISTRIBUTION AGREEMENT

                                                                  August 3, 2001

Credit Suisse First Boston Corporation
U.S. Bancorp Piper Jaffray Inc.
ABN AMRO Incorporated
Banc of America Securities LLC
Barclays Capital Inc.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Brothers Smith Barney Inc.

Ladies and Gentlemen:

         U.S. Bancorp, a Delaware corporation (the "Company"), confirms its agreement with you (you and each other person executing a Distribution Agreement substantially similar to this Agreement (including the Commission Schedule attached hereto as Schedule A) being hereinafter referred to as an "Agent") with respect to the issue and sale by the Company of up to $5,000,000,000 aggregate principal amount or its equivalent in foreign currencies or currency units of Medium-Term Notes, Series N (Senior) (the "Senior Notes") and Medium Term Notes, Series O (Subordinated) (the "Subordinated Notes") due nine (9) months or more from date of issue (the "Securities"). The Senior Notes are to be issued pursuant to an Indenture dated as of October 1, 1991 (the "Senior Note Indenture") between the Company and Citibank, N.A., as trustee (the "Senior Note Trustee"), and the Subordinated Notes are to be issued pursuant to an Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Subordinated Note Indenture") between the Company and Citibank, N.A., as trustee (the "Subordinated Note Trustee"). The Senior Note Indenture and the Subordinated Note Indenture, together with any Officers' Certificates establishing the terms of the Securities and any applicable Authentication Certificate Supplemental to the Officers' Certificates, facsimile transmission or supplemental indentures, are collectively referred to herein as the "Indentures." It is understood that the Company may from time to time authorize the issuance of additional Securities and that such additional Securities may be sold through or to the Agents pursuant to the terms of this Agreement, as though the issuance of such Securities were authorized as of the date hereof.

         Subject to the terms and conditions stated herein, the Company hereby
(i) appoints you as an agent of the Company for the purpose of soliciting purchases of the Securities from the Company by others and (ii) agrees that whenever the Company determines to sell Securities directly to you as principal for resale to others, it may enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(c) hereof.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-65358) relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, or any Registration Statement subsequently filed pursuant to Rule 462(b), and the prospectus and any amendments or supplements thereto relating to the Securities filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively.

         SECTION 1.  Representations and Warranties.

                  (a) The Company represents and warrants to you as of the date hereof, as of the Closing Time and each Settlement Date hereinafter referred to, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case the "Representation Date"), as follows:

                      (i) The Registration Statement and the Prospectus, at the time the Registration Statement and each part thereof became effective, complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement at the time the Registration Statement and each part thereof became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee.

                      (ii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, and as of the applicable Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                      (iii) The accountants who audited and reviewed the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the Regulations.

                      (iv) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                      (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no Material Adverse Effect (as defined below) and (B) there have been no material transactions entered into by the Company, or any of its subsidiaries other than those in the ordinary course of business. "Material Adverse Effect" shall mean a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one.

                      (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification.

                      (vii) U.S. Bank National Association, the Company's principal subsidiary bank, has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; all of the issued and outstanding capital stock of such bank has been duly authorized and validly issued and is fully paid and, except as provided in 12 U.S.C. Section 55, non-assessable; and 100% of the capital stock of U.S. Bank National Association, other than any director's qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                      (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the shares of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable.

                      (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, except for such defaults that would not result in a Material Adverse Effect; and the execution and delivery of this Agreement, the Securities, the Indentures, each applicable Delayed Delivery Contract (as defined in Section 2(b)) and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act or the Regulations, all of which have been obtained, or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Agents.

                      (x) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted.

                      (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement and the consummation of the transactions contemplated hereby; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the Regulations which have not been so filed.

                      (xii) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indentures against payment of the consideration therefor specified herein, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as (i) enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity of at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted in to U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Securities will be substantially in a form previously certified to the Agents and contemplated by the Indenture; and each holder of Securities will be entitled to the benefits of the Indenture. The Securities and the Indentures conform in all material respects to all statements relating thereto contained in the Registration Statement.

                      (xiii) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

                      (xiv) The Indentures have been duly qualified under the 1939 Act and have been duly authorized, executed and delivered by the Company and are the valid and binding agreements of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) Any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with an offering of Securities shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

         SECTION 2.  Solicitations as Agent; Purchases as Principal.

                  (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use your reasonable efforts, as agent for the Company, to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus. You are not authorized to appoint sub-agents with respect to Securities sold through you as agent. All securities sold through you as agent will be sold at 100% of their principal amount, unless otherwise agreed upon by you and the Company.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Securities commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, you will forthwith suspend solicitation of purchases from the Company until advised by the Company that such solicitation may be resumed.

         The Company agrees to pay you a commission, in the form of a discount, equal to the percentage of the principal amount (in the case of Original Issue Discount Securities, the principal amount payable at the stated maturity thereof) of each Security sold by the Company as a result of a solicitation made or offer to purchase received by you, as agent for the Company, as set forth in Schedule A hereto.

         You, in your capacity as agent for the Company, are authorized to solicit orders for the Securities with terms specified to you from time to time by the Company. You shall communicate to the Company, orally or in writing, each offer to purchase Securities received by you as agent that in your judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. You shall have the right to reject any offer to purchase the Securities received by you in whole or in part, and any such rejection shall not be deemed a breach of your agreement contained herein.

                  (b) Delayed Delivery Contracts. The Company authorizes you to solicit offers to purchase Securities pursuant to delayed delivery contracts (the "Contract Securities") substantially in the form of Exhibit A attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be entered into only with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Upon execution of a Delayed Delivery Contract by the Company, the Company will pay you as compensation the fee set forth in Schedule A hereto in respect of the principal amount of Contract Securities purchased as a result of solicitations made by you. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by you have been approved by the Company. You will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

                  (c) Purchases as Principal. Each sale of Securities to you as principal shall be made in accordance with the terms of this Agreement and (unless the Company and you shall otherwise agree) a separate agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, you. Each such separate agreement (which shall be substantially in the form of Exhibit B hereto and which may take the form of an exchange of any oral agreement confirmed in writing or any standard form of written telecommunication between you and the Company) is herein referred to as a "Terms Agreement". Your commitment to purchase Securities pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth; provided, however, that for purposes of any Terms Agreement all references in this Agreement to "you" or "the Agents" shall be deemed to refer only to the Agent or Agents that are a party to such Terms Agreement. Each Terms Agreement shall specify the principal amount of Securities to be purchased by you pursuant thereto, the price to be paid to the Company for such Securities, the initial public offering price, if any, at which the Securities are proposed to be reoffered, and the time of delivery of and payment for such Securities and such other provisions as may be mutually agreed upon. Such Terms Agreement shall also specify any requirements for officer's certificates, opinions of counsel and letters from PricewaterhouseCoopers LLP pursuant to Sections 5 and 6 hereof.

         For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Procedures (as defined below). For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in
Section 2(a) hereof and as set forth in Schedule A hereto (unless another discount is agreed upon).

         Securities purchased by an Agent as principal may be resold by such Agent to one or more investors or other purchasers at fixed offering prices or at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent. In addition, such Agent may offer the Securities it has purchased as principal to other dealers.

         If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Securities from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Securities which it or they are obligated to purchase (the "Default Securities"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period; then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

         No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the rights to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

                  (d) Procedures; Settlement. Administrative procedures respecting the sale of Securities shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). You and the Company agree to perform on and after the Closing Time the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The time of delivery of and payment for Securities, whether pursuant to a Terms Agreement or other agreement to purchase Securities as principal or pursuant to another purchaser's offer to purchase Securities solicited by you in your capacity as agent for the Company, is hereinafter referred to as the "Settlement Date" for such Securities.

                  (e) You agree, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency (or, if such Security is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

                  (f) Delivery. The documents initially required to be delivered by Section 5 hereof shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3954 on the date hereof, or at such other time as you and the Company may agree upon in writing (the "Closing Time").

         SECTION 3. Covenants of the Company. The Company covenants with you as follows:

                  (a) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, immediate notice shall be given, and confirmed in writing, to you to cease the solicitation of offers to purchase the Securities in your capacity as agent for the Company and to cease sales of any Securities you may then own as principal pursuant to a Terms Agreement or otherwise, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

                  (b) On the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to you, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference summary financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Securities in your capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with you.

                  (c) On the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Securities in your capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with you.

                  (d) The Company will make generally available to its security holders (as defined in Rule 158) as soon as practicable, but not later than 45 days after the close of each of the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement (as defined in Rule 158) with respect to each sale of Securities.

                  (e) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Securities or relating solely to the offering of securities other than the Securities). The Company will furnish you with copies of any such amendment or supplement or other documents, other than documents filed pursuant to the 1934 Act, proposed to be filed a reasonable time in advance of filing, and will furnish you with copies of documents filed pursuant to the 1934 Act promptly upon the filing thereof.

                  (f) The Company will notify you immediately (i) of the filing and effectiveness of any amendment to the Registration Statement (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Securities or relating solely to the offering of securities other than the Securities), (ii) of the filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of initiation of any proceedings for that purpose, or (vi) of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or threat of initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or suspension of qualification and, if any stop order or suspension of qualification is issued, to obtain the lifting thereof at the earliest possible moment.

                  (g) The Company will deliver to you as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

                  (h) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

                  (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

                  (j) Between the date of any Terms Agreement to which you are a party and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent (which will not be unreasonably withheld) of each Agent that is a party to such Terms Agreement, offer or sell in the United States, or enter into any agreement to sell in the United States, any debt securities of the Company with terms substantially similar to those of the Securities which are the subject of such Terms Agreement (other than such Securities), except as may otherwise be provided in any such Terms Agreement. Between (i) the date the Company accepts an offer by any Agent to purchase Securities as principal not pursuant to a Terms Agreement and confirms in writing its agreement to comply with this paragraph 3(j) with respect to such Securities, and (ii) the Settlement Date with respect to such Securities, the Company will not, without the prior consent (which will not be unreasonably withheld) of such Agent, offer or sell in the United States, or enter into any agreement to sell in the United States, any debt securities of the Company with terms substantially similar to those of the Securities purchased by such Agent as principal (other than such Securities), except as may otherwise be provided in the Company's written confirmation to such Agent.

                  (k) The Company will suspend solicitation of purchases of the Securities, and will advise the Agents of such suspension, upon receiving notice from a nationally recognized statistical rating organization of the downgrading of any rating assigned to any debt securities of the Company or of any intended or potential downgrading or any review with possible negative implications.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement (whether or not any sale of Securities is consummated), including: (i) the preparation and filing of the Registration Statement and Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Securities under securities or Blue Sky laws in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Memorandum, any Blue Sky Survey and any Legal Investment Survey, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indentures and any Blue Sky Memorandum, Blue Sky Survey and any Legal Investment Survey, and (vii) any fees charged by rating agencies for the rating of the Securities.

         The Company shall reimburse you for the reasonable fees and disbursements of your counsel in connection with the establishment or maintenance of the program contemplated by this Agreement. The Company shall also reimburse you for any advertising and other out-of-pocket expenses incurred with the prior approval of the Company.

         SECTION 5. Conditions of Obligation. Your obligation to solicit offers to purchase the Securities in your capacity as agent of the Company and your obligation to purchase Securities as principal pursuant to any Terms Agreement or otherwise and the obligations of purchasers to purchase Securities pursuant to purchase offers solicited by you and accepted by the Company will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Securities, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Securities, at the time the Company accepts the offer to purchase such Securities and at the applicable Settlement Date) and (in each case) to the following additional conditions precedent:

                  (a) At Closing Time and at each Settlement Date with respect to any applicable Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received:

                      (1) The opinion or opinions, dated as of such time, of Squire, Sanders & Dempsey, L.L.P., counsel to the Company, in form and substance satisfactory to you, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                          (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                          (iii) U.S. Bank National Association has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                          (iv) This Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) and any applicable Delayed Delivery Contract has been duly authorized, executed and delivered by the Company.

                          (v) Each of the Senior Note Indenture and the Subordinated Note Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming each such Indenture has been duly authorized, executed and delivered by the Senior Note Trustee or the Subordinated Note Trustee, as applicable) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                          (vi) The Securities have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the applicable Indenture and delivered against payment of the consideration therefore in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                          (vii) The statements in the Prospectus under the caption "Description of Debt Securities" and similar captions in the applicable prospectus supplement, insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                          (viii) The statements in the Prospectus under the
                  caption "United States Taxation - United States Holders", "United States Taxation - Foreign Holders" and "Backup Withholding and Information Reporting" to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct.

                          (ix) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

                          (x)    The Indentures are qualified under the 1939
                  Act.

                          (xi) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                          (xii) At the time the Registration Statement became effective, and at the date hereof, the Registration Statement and the Prospectus and at the time they were filed, each document incorporated by reference therein (other than the financial statements, schedules and other financial and statistical data included therein and the Statements of Eligibility and Qualification of the Trustee on Form T-l filed as an exhibit thereto, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1939 Act and the regulations under each of those Acts; and such counsel has no reason to believe that (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) the Registration Statement and the Prospectus, at the time the Registration Statement became effective, or if an amendment to the Registration Statement or to any document incorporated by reference therein has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, and at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at Closing Time or the Settlement Date, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (xiii) No consent, approval, authorization, or order
                  of any court or governmental authority or agency is required in connection with the sale of the Securities, except such as may be required under the 1933 Act or the rules and regulations thereunder, all of which have been obtained, or such as may be required under state securities laws.

In rendering such opinion, such counsel may rely as to matters of New York law upon the opinion of counsel to the Agents being delivered pursuant to subparagraph (3).

                           (2) The opinion or opinions, dated as of such time, of the General Counsel of the Company, in form and substance satisfactory to you, to the effect that:

                               (i) There are no pending or, to the best of such counsel's knowledge, overtly threatened lawsuits or claims against the Company or any subsidiary of the Company which are required to be disclosed in the documents incorporated by reference in the Registration Statement that are not disclosed as required.

                               (ii) The execution and delivery of this Agreement
                  (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement), any applicable Delayed Delivery Contract, the Securities and the Indentures and the consummation of the transactions contemplated herein and therein will not to the best of such counsel's knowledge and information, (a) conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole, or (b) result in a violation of any law or administrative regulation or administrative or court decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company known to such counsel and applicable to the Company nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

                           (3) The opinion or opinions of your counsel, relating to the validity of the Securities, the Indentures, this Agreement, such other matters as the Agent or Agents receiving such opinion may request and the Registration Statement and the Prospectus.

                  (b) At Closing Time and at each Settlement Date with respect to any Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received a certificate of the Chairman, Vice Chairman, President or a Vice President of the Company, dated as of Closing Time and, if called for by such Terms Agreement, dated as of the Settlement Date for such transaction, in each case to the effect (i) that there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any nationally recognized statistical rating organization, (ii) that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (c) At Closing Time and at each Settlement Date with respect to any Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received from PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants), a letter, dated as of the Closing Time or such Settlement Date, in form and substance satisfactory to you, to the effect that:

                                   (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the Regulations.

                                   (ii)  In their opinion the consolidated
                  financial statements and schedules audited by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the Regulations.

                                   (iii) They have made a review of any
                  unaudited consolidated financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants.

                                   (iv)  On the basis of the review referred to
                  in (iii) and a reading of the latest available interim financial information of the Company and its consolidated subsidiaries, inspection of the minute books of the Company and such subsidiaries since the date of the balance sheet included in the Company's most recent audited financial statements, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements included in the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, the 1934 Act and the Regulations or that the unaudited financial statements included in the Prospectus are not presented in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with that of the audited financial statements included in the Prospectus.

                                   (v)   They have performed specified
                  procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its consolidated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the date of the balance sheet included in the Company's most recent audited financial statements, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that:

                                         (A) at the date of the latest available
                           consolidated balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of delivery of such letter, there was any change in the capital stock of the Company and its consolidated subsidiaries, any increase in long-term debt of the Company and its consolidated subsidiaries or any decreases in consolidated common shareholders' equity of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the most recent consolidated balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                                         (B) for the period from the date of the
                           latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net income, except for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                                    (vi) They have compared certain agreed
                  dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (d) At Closing Time and at each Settlement Date with respect to any Terms Agreement to which you are a party, if called for by such Terms Agreement, the counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agents and their counsel.

         Your obligation to solicit offers to purchase the Securities in your capacity as Agent for the Company, your obligation to purchase Securities as principal pursuant to any Terms Agreement or otherwise and the obligations of purchasers to purchase Securities pursuant to purchase offers solicited by you and accepted by the Company will be subject to the following further conditions:
(i) there shall not have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the

Prospectus, any Material Adverse Effect, other than as set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, and (ii) there shall not have occurred any outbreak or escalation of hostilities or any material change in financial markets or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, and (iii) trading in securities of the Company shall not have been suspended by the Commission or a national securities exchange, nor shall trading generally on either the American Stock Exchange or the New York Stock Exchange have been suspended, or minimum or maximum prices for trading of securities generally have been fixed, or maximum ranges for prices for securities (other than trading limits currently in effect and other similar trading limits) have been required, or trading otherwise materially limited, by either of said exchanges or by order of the Commission or any other governmental authority, nor shall a banking moratorium have been declared by either Federal or New York authorities nor shall a banking moratorium have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable and (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of the applicable Terms Agreement or the date that the applicable purchase offer was presented to the Company, as the case may be, shall not have been downgraded from that date to the applicable Settlement Date nor shall any notice have been given by any such nationally recognized statistical rating organization of any intended or potential downgrading or any review for possible change that does not indicate the direction of the possible change in such rating, and (v) the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, shall not have contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

         If any condition specified in this Section shall not have been fulfilled, any Terms Agreement to which you are a party and any agreement to purchase Securities from the Company pursuant to a purchase offer solicited by you as Agent may be terminated insofar as it applies to you or to a prospective purchaser, in the case of a solicited purchase offer, by notice to the Company at any time at or prior to the Closing Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(d) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

         SECTION 6. Additional Covenants of the Company. The Company covenants and agrees that:

                  (a) Each acceptance by it of an offer for the purchase of Securities, and each sale of Securities to you pursuant to a Terms Agreement to which you are a party, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or you, as the case may be, of the relevant Securities as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

                  (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus, (other than by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of the Securities remaining to be sold or similar changes) or if the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so requested by you or if so required by such Terms Agreement, furnish or cause to be furnished to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) forthwith a certificate in form satisfactory to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to you are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates;

                  (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes), or if the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so requested by you or if so required by such Terms Agreement, furnish or cause to be furnished forthwith to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) and the counsel for the Agents written opinions of Squire, Sanders & Dempsey L.L.P., counsel to the Company, or other counsel satisfactory to the Agents receiving such opinion, and the General Counsel of the Company, each dated the date of delivery of such opinion, in form satisfactory to the Agents receiving such opinion, of the same tenor as the opinions referred to in Sections 5(a)(1) and 5(a)(2), respectively, hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing each such opinion to the Agents shall furnish to the Agent or Agents entitled to receive such opinion a letter to the effect that such Agent or Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and

                  (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Securities) or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, or if the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so requested by you or if so required by such Terms Agreement, cause PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants) forthwith to furnish you (or, if such letter is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agent or Agents entitled to receive such letter, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of
Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii),
(iv), (v) and (vi) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent or Agents entitled to receive such letter, such letter should cover such other information.

         SECTION 7.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement);

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such agent as aforesaid) if such settlement is effected with the prior written consent of the Company; and

                           (iii) against any and all expense whatsoever
         (including the fees and disbursements of counsel chosen by such agent), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such agent as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

                  (b) Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement).

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to
Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Agents is an indemnified party each such Agent shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Agent may have interests conflicting with those of the other Agent or Agents because of the participation of one Agent in a transaction hereunder in which the other Agent or Agents did not participate. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 is for any reason held to be unavailable in accordance with its terms, the Company and the applicable Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the applicable Agents with respect to the Securities that were the subject of the claim for indemnification in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agents on the other. The relative benefits received by the Company on the one hand and the applicable Agents on the other shall be deemed to be in such proportion represented by the percentage that the total commissions and underwriting discounts received by the applicable Agents from such Securities bears to the total net proceeds (before deducting expenses) received by the Company from such Securities, and the Company is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the applicable Agents failed to give the notice required under Section 7(c), then the Company and the applicable Agents shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the applicable Agents in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the applicable Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the applicable Agents agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined pro rata (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. Notwithstanding the provisions of this Section 8, the applicable Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in the second sentence of this Section that were offered and sold to the public through the applicable Agents exceeds the amount of any damages that the applicable Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled under this Section 8 to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the applicable Agents within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the applicable Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. In addition, in connection with an offering of Securities purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 8 are several, and not joint, in proportion to the aggregate principal amount of Securities that each such Agent has agreed to purchase from the Company.

         SECTION 9. Status of the Agents. In acting under this Agreement and in connection with the sale of any Securities by the Company (other than Securities sold to you as principal), you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by you and accepted by the Company but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

         SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and indemnification and contribution agreements contained in this Agreement or any Terms Agreement or other agreement to purchase Securities as principal to which you are a party, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement or any such other agreement, or any investigation made by or on behalf of the Agents or any controlling person referred to in Section 7, or by or on behalf of the Company or any controlling person referred to in Section 7, and shall survive each delivery of and payment for any of the Securities.

         SECTION 11. Termination. This Agreement may be terminated with respect to the participation of any party hereto for any reason at any time by such party upon the giving of 30 days advance written notice of such termination to the other parties hereto. Any Terms Agreement or other agreement to purchase securities as principal to which you are a party shall be subject to termination pursuant to the terms set forth or incorporated by reference therein, but the termination of this Agreement shall not automatically cause the termination of any such Terms Agreement or such other agreement.

         In the event of any such termination of this Agreement by any other party hereto, no other party will have any liability to such party and such party will not have any liability to any other party hereto, except that (i) you shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) you shall own any of the Securities with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Securities or Securities relating thereto has not occurred, the covenants set forth in Sections 3, 5 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 10, 13 and 14 hereof shall remain in effect.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and effective upon receipt and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to any or all of the Agents shall be directed to the applicable address set forth on Schedule B attached hereto. Notices to the

Company shall be directed to it at U.S. Bancorp, RiverBank Business Center, MNRB0163, 2751 Shephard Road, St. Paul, Minnesota 55116, attention of the Treasurer.

         SECTION 13. Parties. This Agreement and any Terms Agreement to which you are a party shall inure to the benefit of and be binding upon you (or, in the case of a Terms Agreement, the Agent or Agents which are a party thereto) and the Company and their respective successors and, to the extent provided in
Section 5 hereof, shall inure to the benefit of any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you. Nothing expressed or mentioned in this Agreement or any Terms Agreement to which you are a party is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and, to the extent provided in Section 5 hereof, any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you, and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision herein or therein contained. This Agreement and any such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and, to the extent provided in Section 5 hereof, any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. Governing Law. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                                              Very truly yours,

                                              U.S. BANCORP


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              ABN AMRO INCORPORATED


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              BANC OF AMERICA SECURITIES LLC


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              BARCLAYS CAPITAL INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              BEAR, STEARNS & CO. INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              GOLDMAN, SACHS & CO.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              J.P. MORGAN SECURITIES INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              LEHMAN BROTHERS INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              MORGAN STANLEY & CO. INCORPORATED


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              SALOMON BROTHERS SMITH BARNEY INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED as of the date first above written:

                                              U.S. BANCORP PIPER JAFFRAY INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

SCHEDULE A



                  Term                                      Commission Rates
                  ----                                      ----------------


Nine months to but less than one year                              .125%

One year to but less than eighteen months                          .150%

Eighteen months to but less than two years                         .200%

Two years to but less than three years                             .250%

Three years to but less than four years                            .350%

Four years to but less than five years                             .450%

Five years to but less than six years                              .500%

Six years to but less than seven years                             .550%

Seven years to but less than eight years                           .600%

Eight years to but less than nine years                            .600%

Nine years to but less than ten years                              .600%

Ten years to but less than fifteen years                           .625%

Fifteen years to but less than twenty years                        .700%

Twenty years to but less than thirty years                         .750%

Thirty years or more                                        to be negotiated

SCHEDULE B


                Agent                                             Address for notices:
                -----                                             -------------------
ABN AMRO Incorporated                                     ABN AMRO Incorporated
                                                          55 E. 52nd Street
                                                          New York NY 10055
                                                          Attention: Legal Dept.
                                                          Telephone: (212) 409-1000
                                                          Facsimile: (212) 409-7303

Banc of America Securities LLC                            Banc of America Securities LLC
                                                          Bank of America Corporate Center
                                                          100 North Tryon Street
                                                          Charlotte, North Carolina 28255
                                                          Attention: MTN Desk
                                                          Facsimile: (704) 388-9939

Barclays Capital Inc.                                     Barclays Capital Inc.
                                                          222 Broadway
                                                          New York, New York  10038
                                                          Attention: Syndicate Desk
                                                          Telephone: (212) 412-1623

Bear, Stearns & Co. Inc.                                  Bear, Stearns & Co. Inc.
                                                          245 Park Avenue
                                                          Fourth Floor
                                                          New York, NY 10167
                                                          Attention: Medium Term Note Desk

                                                          With a copy to:
                                                          Bear, Stearns & Co. Inc.
                                                          245 Park Avenue
                                                          New York, NY  10167
                                                          Attention: Chief Legal Officer
                                                          Facsimile: (212) 272-6227

Credit Suisse First Boston Corporation                    Credit Suisse First Boston Corporation
                                                          11 Madison Avenue
                                                          New York, NY 10010
                                                          Attention: Short & Medium Term Finance
                                                          Telephone: (212) 325-7189
                                                          Facsimile: (212) 743-5825


                                                          Goldman, Sachs & Co.
                                                          1 Liberty Plaza
                                                          7th Floor
                                                          New York, NY 10006
                                                          Attention: Don Hansen
                                                          Facsimile: (212) 902-9020

J.P. Morgan Securities Inc.                               J.P. Morgan Securities Inc.
                                                          270 Park Avenue, 9th Floor
                                                          New York, NY 10017
                                                          Attention: Transaction Execution Group
                                                          Telephone: (212) 834-5710
                                                          Facsimile: (212) 834-6081


Lehman Brothers Inc.                                      Lehman Brothers Inc.
                                                          3 World Financial Center
                                                          New York, NY 10285
                                                          Attention: Medium Term Note Desk
                                                          Telephone: (212) 526-8400
                                                          Facsimile: (212) 526-1682

Merrill Lynch, Pierce, Fenner & Smith                     Merrill Lynch, Pierce, Fenner & Smith Incorporated
Incorporated                                              4 World Financial Center
                                                          15th Floor
                                                          New York, New York 10080
                                                          Attention: Scott Primrose, Product Management - MTN
                                                          Telephone: (212) 449-7476
                                                          Facsimile: (212) 449-2234


Morgan Stanley & Co. Incorporated                         Morgan Stanley & Co. Incorporated
                                                          1585 Broadway
                                                          2nd Floor
                                                          New York, NY 10036
                                                          Attention:  Manager - Continuously Offered Products
                                                          Telephone:  (212) 761-4000
                                                          Telecopier: (212) 761-0780

                                                          with a copy to:
                                                          Morgan Stanley & Co. Incorporated
                                                          1585 Broadway
                                                          29th Floor
                                                          New York, NY 10036
                                                          Attention:  Peter Cooper, Investment Banking
                                                          Information Center
                                                          Telephone:  (212) 761-8385
                                                          Telecopier: (212) 761-0260

Solomon Smith Barney, Inc.                                Solomon Smith Barney, Inc.
                                                          390 Greenwich Street
                                                          New York, NY 10013
                                                          Attention:  Susan Levitt
                                                          Facsimile:  (212) 723-8672

U.S. Bancorp Piper Jaffray Inc.                           U.S. Bancorp Piper Jaffray Inc.
                                                          111 S.W. Fifth Avenue
                                                          Suite 1900
                                                          Portland, Oregon 97204
                                                          Attention:  Mike Malmquist, Fixed Income
                                                          Capital Markets - Corporate Finance
                                                          Facsimile:  (503) 275-3490

EXHIBIT A

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than _____:00 A.M., New York time, on _____, _____.)

DELAYED DELIVERY CONTRACT
[Insert date of offering of Securities to be sold]
U.S. BANCORP
                  c/o [Insert name and address of Agents]
                  Attention:

Gentlemen:

         The undersigned hereby agrees to purchase from U.S. Bancorp, a Delaware corporation (the "Company), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on _____ (the "Delivery Date"), $_____ principal amount of the Company's _____ (hereinafter called "Securities"), offered by the Company's Prospectus, dated _____, _____, as supplemented by a Prospectus Supplement, dated _____, _____ and a Pricing Supplement, dated _____, _____, relating thereto, receipt of a copy of which is hereby acknowledged, at
_____% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         Payment for the Securities which the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in immediately available funds in [St. Paul, Minnesota, at 10:00 A.M., Minnesota time, at the offices of the Company, RiverBank Business Center, MNRB01892751, Shephard Road, St. Paul, MN 55116], on the Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the condition that investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject.

         The undersigned represents that its investment in such Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         This Contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         This Contract shall be governed by and construed in accordance with the laws of the State of New York.

         It is understood that the acceptance of any such Contract (including this Contract) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.


                                   Yours very truly,



                                   (Name of Buyer)


                                   By:



                                   (Name and Title of Signatory)


                                   -------------------------------------------
                                   (Address of Buyer)


                                   Accepted as of the date first above written

                                   U.S. BANCORP


                                   By:



                                   (Title)

EXHIBIT B

U.S. Bancorp

(A Delaware corporation)

[Medium-Term Notes, Series L (Senior)]
[Medium-Term Notes, Series M (Subordinated)]


TERMS AGREEMENT

_____, 2001





Attention:

         Re:  Distribution Agreement dated _____, 2001

                  The undersigned agrees to purchase the following principal amount of Securities:

                                                 $_____



                  Initial Public Offering Price:
                  [Initial]* Interest Rate:
                  [Index Maturity:]*
                  [Interest Rate Basis:]*
                  [Maximum Interest Rate:]*
                  [Minimum Interest Rate:]*
                  [Interest Determination Dates:]*
                  [Interest Reset Dates:]*
                  [Interest Payment Dates:]*
                  [Maturity Date:]
                  [Spread:]*
                  [Spread Multiplier:]*
                  [Alternate Rate Event Spread:]*
                  [Alternate Rate Event Spread Multiplier:]*
                  [Interest Period:]*
                  [Regular Record Date (if other
                  than the fifteenth calendar day
                  preceding each Interest Payment Date):]*
                  Purchase Price:  _____%
                  Settlement Date and Time:

                  Redemption Provisions, if any:
                  [Currency of denomination:]**
                  [Denominations:]**
                  [Currency of payment:]**
                  [Original Issue Discount Note:]
                  [Other provisions:]

                  The provisions of Sections 1, 2(c) and 2(d), 3, 4, 5, 6, 7, 8 and 10 through 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                  Exceptions, if any, to Section 3(j) of the Distribution
Agreement:

                  [Documents to be delivered:
                         The following documents referred to in the Distribution Agreement shall be delivered:
                              [(1) The certificate referred to in Sections 5(b) and 6(b);]
                              [(2) The opinions referred to in Sections 5(a)(1), 5(a)(2), [5(a)(3)] and 6(c);]
                              [(3) The accountants' letter referred to in Sections 5(c) and 6(d).]]

-----
*        Applicable to Floating Rate Notes only.
**       Applicable to Foreign Currency Notes Only.


                                                        [AGENT]


                                                        By:
                                                        Its:


                                                        Accepted:

                                                        U.S. BANCORP


                                                        By:
                                                                    [Title]



                                      B-2